Exhibit 99.1
NEWS RELEASE

NCI Building Systems Reports
First Quarter 2018 Results

HOUSTON, March 6, 2018 - NCI Building Systems, Inc. (NYSE: NCS) (“NCI” or the “Company”) today reported financial results for the first fiscal quarter ended January 28, 2018.
First Quarter 2018 Financial and Operational Highlights:

•	Sales rose 7.6% to $421.3 million for the quarter, compared to $391.7 million in the prior year’s first quarter

•	Gross profit for the quarter was $91.9 million or 21.8% of revenues, compared to $84.0 million or 21.4% of revenues in the prior year’s first quarter

•
Net income was $5.2 million for the quarter, compared to $2.0 million in the prior year’s first quarter. Adjusted Net Income was $9.5 million this quarter, compared to $3.6 million in the prior year’s first quarter

•
Net income per diluted common share for the quarter was $0.08, compared to $0.03 in the prior year’s first quarter. Adjusted Net Income was $0.14 per diluted common share, compared to $0.05 in the prior year’s first quarter

•	Adjusted EBITDA was $32.9 million, or 7.8% of revenues, for the quarter, compared to Adjusted EBITDA of $26.2 million, or 6.7% of revenues, in the prior year’s first quarter

•	Total consolidated backlog increased to $569.9 million, up 8.1% year-over-year
“We are pleased with our first quarter results across our businesses, led by the strong performance from our Insulated Metal Panels segment,” said Donald R. Riley, President and Chief Executive Officer. “These results demonstrate our commitment to maintaining commercial discipline in an environment of increasing costs.
Looking ahead, our internal economic indicators are tracking to expectations and our year-over-year growth in both backlog and bookings continues to support our favorable outlook. The NCI team is focused on and is making good progress on successfully executing our advanced manufacturing and continuous improvement initiatives. The successful execution of these initiatives and our backlog should position NCI well for the future.”
First Quarter 2018 Results
First quarter 2018 sales increased to $421.3 million, up 7.6%, from $391.7 million in last year's first quarter, primarily due to continued commercial discipline in the pass-through of higher material costs across our segments, combined with strong volume growth in both the Metal Components and Insulated Metal Panels (IMP) segments.
Gross profit was $91.9 million this quarter, compared to $84.0 million in the first quarter of fiscal 2017 and gross profit margins were 21.8% for the year’s first quarter compared to 21.4% in the first quarter of fiscal 2017. Gross margins in the first quarter of the year increased primarily as a result of growth in the IMP segment and favorable commercial discipline, partially offset by higher transportation costs.
Engineering, selling, general and administrative (“ESG&A”) expenses were $74.8 million for the quarter, compared to $69.0 million in the prior year’s first quarter. As a percentage of revenues, ESG&A expenses were 17.7% in the fiscal 2018 first quarter compared to 17.6% in the prior year’s first quarter. The first quarter of fiscal 2018 included a special charge of $4.6 million related to the acceleration of retirement benefits of the Company’s former Chief Executive Officer. Excluding the effects of the acceleration of share-based compensation, ESG&A, as a percentage of revenues, improved to 16.7% in the first quarter of 2018.
Operating income for the quarter was $13.9 million, compared to $9.9 million in the prior year’s first quarter. Adjusted Operating Income, a non-GAAP measure which excludes certain identified items, was $19.3 million in the current quarter, compared to $12.5 million in the prior year’s first quarter.

Net income applicable to common shares in the quarter was $5.2 million, or $0.08 per diluted common share, compared to $2.0 million, or $0.03 per diluted common share in the prior year’s first quarter. Net income was impacted by the following special items: a $4.6 million charge related to the acceleration of retirement benefits of the former CEO, $1.1 million charge for restructuring activities predominately attributable to severance costs and $0.7 million strategic development and acquisition related costs, partially offset by a discrete $0.3 million benefit from the December enactment of the Tax Cuts and Jobs Act and $1.8 million from the associated tax effect of these items. Excluding the impact of these special items, Adjusted Net Income, a non-GAAP measure, was $9.5 million, or $0.14 per diluted common share, compared to $3.6 million, or $0.05 per diluted common share, in the prior year’s first quarter.
Adjusted EBITDA, a non-GAAP measure, defined in accordance with the Company's credit agreement as earnings before interest, taxes, depreciation and amortization, and certain other cash and non-cash items, was $32.9 million this quarter, compared to $26.2 million in the prior year’s first quarter. Please see the reconciliation of Adjusted Operating Income, Adjusted Net Income and Adjusted EBITDA in the accompanying financial tables.
Cash and cash equivalents at the end of the first quarter were $12.4 million, compared to $15.8 million at the end of the first quarter of fiscal 2017. Cash and cash equivalents decreased sequentially $53.3 million from $65.7 million at the end of the fourth quarter of fiscal 2017 primarily as a result of $46.7 million of share repurchases during the first quarter. NCI’s net debt leverage ratio (net debt/EBITDA) at the end of the first quarter was 2.3x. As of January 28, 2018, the Company had utilized $10.0 million of the Company’s $150.0 million ABL facility.
As of the first quarter of fiscal 2018, the Company changed its reportable business segments to the following:

Prior Reporting Segments	New Reporting Segments
Engineered Building Systems	Engineered Building Systems
Metal Components	Metal Components
Metal Coil Coating	Insulated Metal Panels
Metal Coil Coating
Two years of historical financial results for previously reported quarterly and annual periods for fiscal 2016 and 2017 have been recast to reflect the four new business segments. An 8-K with this historical information was filed on February 28, 2018.
First Quarter 2018 Segment Performance
Sales in the Engineered Building Systems segment were $157.0 million in the first quarter, compared to $151.3 million in the prior year period, as a result of commercial discipline passing through higher input costs, offset by lower tonnage volumes. Operating income increased to $8.3 million this quarter, compared to $6.5 million in the prior year’s first quarter. Adjusted Operating Income, a non-GAAP measure, increased to $9.6 million this quarter, compared to $8.4 million in the prior year’s first quarter. Operating margins increased as a result of lower ESG&A costs and improved commercial discipline, partially offset by lower plant utilization and higher transportation costs.
The Metal Components segment generated $146.8 million in sales during the quarter, an increase of 9.4% from $134.2 million in the prior year’s first quarter, led by higher external volumes across the segment and the pass-through of increasing materials costs. Operating income was $17.1 million for the quarter compared to $12.4 million in the prior year’s first quarter. Adjusted Operating Income was $15.7 million, compared to $12.7 million in the prior year’s first quarter. The Metal Components segment’s operating margins increased as a result of improved operating leverage across the cost structure on higher volumes, partially offset by higher transportations costs.
The Insulated Metal Panels segment generated $110.8 million in sales during the quarter, an increase of 16.4% from $95.2 million in the prior year’s first quarter, as a result of commercial discipline on rising input costs and increasing sales volumes. Operating income was $7.1 million for the quarter compared to $2.2 million in the prior year’s first quarter. Adjusted Operating Income was $8.7 million, compared to $2.2 million in the prior year’s first quarter. The IMP segment’s operating margins increased as a result of improved operating leverage across the cost structure on higher volumes and committed commercial discipline on rising input costs.
Sales in the Metal Coil Coating segment were $88.3 million in the first quarter of both fiscal 2018 and fiscal 2017. Operating income and Adjusted Operating Income was $5.4 million for the quarter compared to $6.7 million in the prior year’s first quarter, respectively. Operating margins in the Metal Coil Coating segment were impacted by less favorable product mix and lower margins in the CENTRIA coil coating operations as that entity was further integrated and aligned with the legacy coil coating operations.

Market Commentary
The key leading indicators that NCI follows and that typically have the most meaningful correlation to nonresidential low-rise construction starts are the American Institute of Architects’ (“AIA”) Architecture Mixed Use Index, the Dodge Residential single family starts and the Conference Board Leading Economic Index (“LEI”). Historically, there has been a very high correlation to nonresidential low-rise construction starts when the three leading indicators are combined and then seasonally adjusted. The combined forward projection of these metrics, based on a 9- to 14-month historical lag for each metric, indicates an expected positive growth of 2.0% to 4.0% for new nonresidential low-rise construction starts for the Company’s addressable market in fiscal 2018.
Recent Developments
In February 2018, NCI entered into a new $415 million secured term loan facility and used the proceeds to redeem and retire the Company’s existing 8.25% senior notes due 2023 and refinance its existing $144 million senior secured term loan and to pay related call premiums, fees and expenses, including accrued and unpaid interest in respect of the existing term loan facility and the senior notes. The Company also announced the closing of the refinancing of its existing ABL facility with a new $150.0 million facility. As a result of these refinancing transactions, the Company expects to reduce its current effective cash interest rate from approximately 7.0% to 3.6%, which represents a reduction in annual interest expense of approximately $12.5 million based on current LIBOR rates. The company expects to record a loss, primarily related to the early extinguishment of the 8.25% senior notes ranging from $23.0 - $25.0 million during the quarter ending April 29, 2018.
On January 29, 2018, the Company closed on the sale of CENTRIA International LLC, which included the CENTRIA manufacturing facility in China. These operations were not considered material to the growth opportunities of the Company and had generated $9.9 million in revenues and an operating income of $1.2 million in fiscal 2017. The Company estimates that it will record a loss on the transaction ranging between $6.0 million and $7.5 million during the quarter ending April 29, 2018, of which approximately $3.5 to $4.0 million is considered a non-cash expense.
As the result of recently enacted Tax Cuts and Jobs Act, the company’s effective income tax rate during the first quarter of fiscal 2018 decreased to 17.6% from 38.5% in the prior year’s first quarter. The first quarter included a $0.3 million discrete benefit related to the remeasurement of tax assets and liabilities net of expected repatriation taxes on foreign operations.
Guidance
Looking ahead, NCI’s internal economic indicators are tracking to expectation and year-over-year growth in both bookings and backlog support the Company’s favorable outlook for fiscal 2018. For the second quarter of fiscal 2018, NCI expects revenues to be in the range of $430 to $450 million and Adjusted EBITDA to be in the range of $29 to $39 million.
The Company has provided additional detailed financial guidance in the quarterly supplemental presentation at www.ncibuildingsystems.com under the “Investors” section.
Conference Call Information
The NCI Building Systems, Inc. first quarter fiscal 2018 conference call is scheduled for Wednesday, March 7, 2018, at 9:00 a.m. ET (8:00 a.m. CT). Please dial 1-412-902-0003 or 1-877-407-0672 (toll-free) to participate in the call. To listen to a live broadcast of the call over the Internet or to review the archived call, please visit the Company's website at www.ncibuildingsystems.com. To access the taped telephone replay, please dial 1-201-612-7415 or 1-877-660-6853 (toll-free) and the passcode 13676349# when prompted. The taped replay will be available two hours after the call through March 21, 2018. A replay of the webcast will be available on the Company’s website under the Event Calendar, Calls & Webcast section of the Investor Relations page of the NCI website for approximately 90 days.
About NCI Building Systems
NCI Building Systems, Inc. is one of North America's largest integrated manufacturers of metal products for the nonresidential building industry. NCI is comprised of a family of companies operating manufacturing facilities across the United States, Canada and Mexico with additional sales and distribution offices throughout the United States and Canada. For more information visit www.ncibuildingsystems.com.
Contact:
K. Darcey Matthews
Vice President, Investor Relations
281-897-7785
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "believe," "anticipate," "guidance," "plan," "potential," "expect," "should," "will," "forecast" and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current expectations, assumptions and/or beliefs concerning future events. As a result, these forward-looking statements rely on a number of assumptions, forecasts, and estimates and, therefore, these forward-looking statements are subject to a number of risks and uncertainties that may cause the Company's actual performance to differ materially from that projected in such statements. Such forward-looking statements may include, but are not limited to, statements concerning our market commentary and expectations for new nonresidential low-rise construction starts in fiscal 2018 and our financial outlook and guidance, including our second quarter fiscal 2018 forecasted revenues and Adjusted EBITDA and other consolidated financial performance guidance. Among the factors that could cause actual results to differ materially include, but are not limited to, industry cyclicality and seasonality; adverse weather conditions; challenging economic conditions affecting the nonresidential construction industry; volatility in the U.S. economy and abroad, generally, and in the credit markets; substantial indebtedness and our ability to incur substantially more indebtedness; our ability to generate significant cash flow required to service our existing debt, including our secured term loan facility, and obtain future financing; our ability to comply with the financial tests and covenants in our existing and future debt obligations; operational limitations or restrictions in connection with our debt; increases in interest rates; recognition of asset impairment charges; commodity price increases and/or limited availability of raw materials, including steel; interruptions in our supply chain; our ability to make strategic acquisitions accretive to earnings; retention and replacement of management and other key personnel; enforcement and obsolescence of intellectual property rights; fluctuations in customer demand; costs related to environmental clean-ups and liabilities; competitive activity and pricing pressure; increases in energy prices; volatility of the Company's stock price; effect on the price of the Company's common stock of future sales of the Company's common stock held by our sponsor; substantial governance and other rights held by our sponsor; breaches of our information system security measures and damage to our major information management systems; hazards that may cause personal injury or property damage, thereby subjecting us to liabilities and possible losses, which may not be covered by insurance; changes in laws or regulations, including the Dodd-Frank Act; the timing and amount of our stock repurchases; and costs and other effects of legal and administrative proceedings, settlements, investigations, claims and other matters. See also the “Risk Factors” in the Company's Annual Report on Form 10-K for the fiscal year ended October 29, 2017, and other risks described in documents subsequently filed by the Company from time to time with the SEC, which identify other important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. The Company expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements, whether as a result of new information, future events, or otherwise.

NCI BUILDING SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Fiscal Three Months Ended
	January 28, 2018	January 29, 2017
Sales	$421,349	$391,703
Cost of sales	329,432	307,752
Gross profit	91,917	83,951
	21.8%	21.4%

Engineering, selling, general and administrative expenses	74,786	69,039
Intangible asset amortization	2,412	2,405
Strategic development and acquisition related costs	727	357
Restructuring and impairment charges	1,094	2,264
Income from operations	12,898	9,886
Interest income	33	5
Interest expense	(7,492)	(6,886)
Foreign exchange gain (loss)	471	(78)
Other income, net	457	387
Income before income taxes	6,367	3,314
Provision from income taxes	1,118	1,275
	17.6%	38.5%

Net income	$5,249	$2,039
Net income allocated to participating securities	(38)	(8)
Net income applicable to common shares	$5,211	$2,031

Income per common share:
Basic	$0.08	$0.03
Diluted	$0.08	$0.03

Weighted average number of common shares outstanding:
Basic	66,434	70,875
Diluted	66,546	71,088

Increase in sales	7.6%	5.9%

Engineering, selling, general and administrative expenses percentage	17.7%	17.6%

NCI BUILDING SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	January 28, 2018	October 29, 2017
ASSETS
Current assets:
Cash and cash equivalents	$12,420	$65,658
Restricted cash	180	136
Accounts receivable, net	169,059	199,897
Inventories, net	200,533	198,296
Income taxes receivable	1,244	3,617
Investments in debt and equity securities, at market	6,802	6,481
Prepaid expenses and other	33,761	31,359
Assets held for sale	10,601	5,582
Total current assets	434,600	511,026

Property, plant and equipment, net	220,465	226,995
Goodwill	148,291	148,291
Intangible assets, net	134,743	137,148
Deferred income taxes	2,679	2,544
Other assets, net	5,216	5,108
Total assets	$945,994	$1,031,112

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$10,000	$—
Note payable	—	440
Accounts payable	116,567	147,772
Accrued compensation and benefits	47,611	59,189
Accrued interest	1,383	6,414
Other accrued expenses	95,742	102,233
Total current liabilities	271,303	316,048

Long-term debt, net of deferred financing costs of $6,522 and $6,857	387,625	387,290
Deferred income taxes	2,620	4,297
Other long-term liabilities	18,141	18,230
Total long-term liabilities	408,386	409,817

Common stock	663	687
Additional paid-in capital	519,224	562,277
Accumulated deficit	(244,148)	(248,046)
Accumulated other comprehensive loss, net	(7,294)	(7,531)
Treasury stock, at cost	(2,140)	(2,140)
Total stockholders’ equity	266,305	305,247

Total liabilities and stockholders’ equity	$945,994	$1,031,112

NCI BUILDING SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Fiscal Three Months Ended
	January 28, 2018	January 29, 2017
Cash flows from operating activities:
Net income	$5,249	$2,039
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	10,358	10,315
Amortization of deferred financing costs	435	477
Share-based compensation expense	5,870	3,042
(Gains) losses on assets, net	(320)	125
Provision for doubtful accounts	(20)	1,586
(Benefit) provision for deferred income taxes	(1,676)	26
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	30,858	19,181
Inventories	(2,237)	(4,932)
Income taxes	2,373	(6,777)
Prepaid expenses and other	(2,567)	2,157
Accounts payable	(31,205)	(30,199)
Accrued expenses	(23,183)	(27,240)
Other, net	(515)	(163)
Net cash used in operating activities	(6,580)	(30,363)
Cash flows from investing activities:
Capital expenditures	(8,109)	(4,120)
Proceeds from sale of property, plant and equipment	2,249	—
Net cash used in investing activities	(5,860)	(4,120)
Cash flows from financing activities:
(Deposit) refund of restricted cash	(44)	117
Proceeds from stock options exercised	1,040	1,019
Proceeds from Amended ABL facility	43,000	30,000
Payments on Amended ABL facility	(33,000)	(30,000)
Payments on term loan	—	(10,000)
Payments on note payable	(441)	(431)
Payments of financing costs	(275)	—
Payments related to tax withholding for share-based compensation	(4,610)	(2,389)
Purchases of treasury stock	(46,705)	(3,533)
Net cash used in financing activities	(41,035)	(15,217)
Effect of exchange rate changes on cash and cash equivalents	237	86
Net decrease in cash and cash equivalents	(53,238)	(49,614)
Cash and cash equivalents at beginning of period	65,658	65,403
Cash and cash equivalents at end of period	$12,420	$15,789

NCI BUILDING SYSTEMS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED NET INCOME PER DILUTED COMMON SHARE AND NET INCOME COMPARISON
(In thousands, except per share data)
(Unaudited)

	Fiscal Three Months Ended
	January 28, 2018	January 29, 2017
Net income per diluted common share, GAAP basis	$0.08	$0.03
Restructuring and impairment charges	0.02	0.03
Strategic development and acquisition related costs	0.01	0.00
Acceleration of CEO retirement benefits	0.07	—
Discrete tax effects of U.S. tax reform	(0.01)	—
Tax effect of applicable non-GAAP adjustments(1)	(0.03)	(0.01)
Adjusted net income per diluted common share(2)	$0.14	$0.05

	Fiscal Three Months Ended
	January 28, 2018	January 29, 2017
Net income applicable to common shares, GAAP basis	$5,211	$2,031
Restructuring and impairment charges	1,094	2,264
Strategic development and acquisition related costs	727	357
Acceleration of CEO retirement benefits	4,600	—
Discrete tax effects of U.S. tax reform	(323)	—
Tax effect of applicable non-GAAP adjustments(1)	(1,775)	(1,022)
Adjusted net income applicable to common shares(2)	$9,534	$3,630

(1)	The Company calculated the tax effect of non-GAAP adjustments by applying the applicable statutory tax rate for the period to each applicable non-GAAP item.

(2)
The Company discloses a tabular comparison of Adjusted net income per diluted common share and Adjusted net income applicable to common shares, which are non-GAAP measures, because they are referred to in the text of our press releases and are instrumental in comparing the results from period to period. Adjusted net income per diluted common share and Adjusted net income applicable to common shares should not be considered in isolation or as a substitute for net income per diluted common share and net income applicable to common shares as reported on the face of our consolidated statements of operations.

NCI Building Systems, Inc.
Business Segments
(In thousands)
(Unaudited)

	Fiscal Three Months Ended				Trailing Twelve Months	Fiscal Three Months Ended				Trailing Twelve Months
	May 1, 2016	Jul 31, 2016	Oct 30, 2016	Jan 29, 2017	Jan 29, 2017	Apr 30, 2017	Jul 30, 2017	Oct 29, 2017	Jan 28, 2018	Jan 28, 2018
Total Sales:
Engineered Building Systems	$138,023	$181,029	$204,208	$151,263	$674,523	$162,624	$191,910	$188,183	$156,964	$699,681
Metal Components	130,293	166,512	166,532	134,173	597,510	154,895	166,305	181,288	146,832	649,320
Insulated Metal Panels	89,433	105,694	110,001	95,195	400,323	102,937	119,730	123,542	110,794	457,003
Metal Coil Coating	79,829	96,684	95,987	88,340	360,840	86,729	95,261	98,550	88,343	368,883
Total sales	437,578	549,919	576,728	468,971	2,033,196	507,185	573,206	591,563	502,933	2,174,887
Less: Intersegment sales	(65,331)	(87,566)	(96,414)	(77,268)	(326,579)	(86,721)	(103,821)	(102,837)	(81,584)	(374,963)
Total net sales	$372,247	$462,353	$480,314	$391,703	$1,706,617	$420,464	$469,385	$488,726	$421,349	$1,799,924

External Sales
Engineered Building Systems	$134,454	$175,471	$196,596	$145,021	$651,542	$154,456	$182,164	$178,222	$148,288	$663,130
Metal Components	111,748	140,560	139,968	115,557	507,833	133,290	140,639	155,183	127,528	556,640
Insulated Metal Panels	79,882	94,059	92,648	82,441	349,030	86,773	98,026	105,064	97,513	387,376
Metal Coil Coating	46,163	52,263	51,102	48,684	198,212	45,945	48,556	50,257	48,020	192,778
Total external sales	$372,247	$462,353	$480,314	$391,703	$1,706,617	$420,464	$469,385	$488,726	$421,349	$1,799,924

Operating Income
Engineered Building Systems	$7,193	$19,561	$22,830	$6,503	$56,087	$6,894	$14,948	$13,043	$8,263	$43,148
Metal Components	13,071	26,803	21,254	12,376	73,504	19,997	23,276	23,119	17,089	83,481
Insulated Metal Panels	2,782	8,911	7,513	2,192	21,398	19,377	11,468	14,895	7,071	52,811
Metal Coil Coating	6,686	10,531	9,310	6,706	33,233	6,227	7,107	1,419	5,376	20,129
Corporate	(19,138)	(22,271)	(21,516)	(17,891)	(80,816)	(20,023)	(22,702)	(19,151)	(24,901)	(86,777)
Total operating income	$10,594	$43,535	$39,391	$9,886	$103,406	$32,472	$34,097	$33,325	$12,898	$112,792

Adjusted Operating Income (1)
Engineered Building Systems	$6,415	$19,615	$23,103	$8,413	$57,546	$7,217	$15,889	$13,738	$9,572	$46,416
Metal Components	13,503	27,005	21,357	12,681	74,546	19,706	23,188	23,188	15,686	81,768
Insulated Metal Panels	2,986	8,979	7,917	2,192	22,074	10,387	11,711	15,696	8,655	46,449
Metal Coil Coating	6,725	10,531	9,310	6,706	33,272	6,227	7,107	7,419	5,376	26,129
Corporate	(18,234)	(21,050)	(20,829)	(17,485)	(77,598)	(19,899)	(21,405)	(18,786)	(19,970)	(80,060)
Total adjusted operating income	$11,395	$45,080	$40,858	$12,507	$109,840	$23,638	$36,490	$41,255	$19,319	$120,702

(1)
The Company discloses a tabular comparison of Adjusted operating income (loss), which is a non-GAAP measure, because it is instrumental in comparing the results from period to period. Adjusted operating income (loss) should not be considered in isolation or as a substitute for operating income (loss) as reported on the face of our statements of operations.

NCI Building Systems, Inc.
Business Segments (Continued)
(In thousands)
(Unaudited)

	Fiscal Three Months Ended				Trailing Twelve Months	Fiscal Three Months Ended				Trailing Twelve Months
	May 1, 2016	Jul 31, 2016	Oct 30, 2016	Jan 29, 2017	Jan 29, 2017	Apr 30, 2017	Jul 30, 2017	Oct 29, 2017	Jan 28, 2018	Jan 28, 2018
Adjusted EBITDA (2)
Engineered Building Systems	$9,789	$21,122	$25,140	$10,648	$66,699	$9,377	$19,435	$15,242	$12,382	$56,436
Metal Components	14,820	28,462	22,736	14,043	80,061	21,060	24,509	24,694	17,315	87,578
Insulated Metal Panels	7,126	13,368	12,113	6,619	39,226	14,985	16,016	20,794	12,770	64,565
Metal Coil Coating	8,891	12,747	11,159	8,843	41,640	8,236	9,170	9,484	7,434	34,324
Corporate	(15,171)	(17,871)	(17,486)	(13,980)	(64,508)	(16,689)	(18,756)	(16,273)	(17,026)	(68,744)
Total adjusted EBITDA	$25,455	$57,828	$53,662	$26,173	$163,118	$36,969	$50,374	$53,941	$32,875	$174,159

Operating Income Margin
Engineered Building Systems	5.2%	10.8%	11.2%	4.3%	8.3%	4.2%	7.8%	6.9%	5.3%	6.2%
Metal Components	10.0%	16.1%	12.8%	9.2%	12.3%	12.9%	14.0%	12.8%	11.6%	12.9%
Insulated Metal Panels	3.1%	8.4%	6.8%	2.3%	5.3%	18.8%	9.6%	12.1%	6.4%	11.6%
Metal Coil Coating	8.4%	10.9%	9.7%	7.6%	9.2%	7.2%	7.5%	1.4%	6.1%	5.5%
Consolidated	2.8%	9.4%	8.2%	2.5%	6.1%	7.7%	7.3%	6.8%	3.1%	6.3%

Adjusted Operating Income Margin
Engineered Building Systems	4.6%	10.8%	11.3%	5.6%	8.5%	4.4%	8.3%	7.3%	6.1%	6.6%
Metal Components	10.4%	16.2%	12.8%	9.5%	12.5%	12.7%	13.9%	12.8%	10.7%	12.6%
Insulated Metal Panels	3.3%	8.5%	7.2%	2.3%	5.5%	10.1%	9.8%	12.7%	7.8%	10.2%
Metal Coil Coating	8.4%	10.9%	9.7%	7.6%	9.2%	7.2%	7.5%	7.5%	6.1%	7.1%
Consolidated	3.1%	9.8%	8.5%	3.2%	6.4%	5.6%	7.8%	8.4%	4.6%	6.7%

Adjusted EBITDA Margin
Engineered Building Systems	7.1%	11.7%	12.3%	7.0%	9.9%	5.8%	10.1%	8.1%	7.9%	8.1%
Metal Components	11.4%	17.1%	13.7%	10.5%	13.4%	13.6%	14.7%	13.6%	11.8%	13.5%
Insulated Metal Panels	8.0%	12.6%	11.0%	7.0%	9.8%	14.6%	13.4%	16.8%	11.5%	14.1%
Metal Coil Coating	11.1%	13.2%	11.6%	10.0%	11.5%	9.5%	9.6%	9.6%	8.4%	9.3%
Consolidated	6.8%	12.5%	11.2%	6.7%	9.6%	8.8%	10.7%	11.0%	7.8%	9.7%

(2)
The Company's Credit Agreement defines Adjusted EBITDA. Adjusted EBITDA excludes non-cash charges for goodwill and other asset impairments and stock compensation as well as certain special charges. As such, the historical information is presented in accordance with the definition above. Concurrent with the amendment and restatement of the Term Loan facility, the Company entered into an Asset-Based Lending facility which has substantially the same definition of Adjusted EBITDA except that the ABL facility caps certain special charges. The Company is disclosing Adjusted EBITDA, which is a non-GAAP measure, because it is used by management and provided to investors to provide comparability of underlying operational results.

NCI BUILDING SYSTEMS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

Consolidated

	Fiscal Three Months Ended				Trailing Twelve Months
	April 30, 2017	July 30, 2017	October 29, 2017	January 28, 2018	January 28, 2018
Total Net Sales	$420,464	$469,385	$488,726	$421,349	$1,799,924

Operating Income, GAAP	32,472	34,097	33,325	12,898	112,792
Restructuring and impairment	315	1,009	1,709	1,094	4,127
Strategic development and acquisition related costs	124	1,297	193	727	2,341
Acceleration of CEO retirement benefits	—	—	—	4,600	4,600
Loss on sale of assets and asset recovery	137	—	—	—	137
Gain on insurance recovery	(9,601)	(148)	—	—	(9,749)
Unreimbursed business interruption costs	191	235	28	—	454
Goodwill impairment	—	—	6,000	—	6,000
Adjusted Operating Income	23,638	36,490	41,255	19,319	120,702

Other income and expense	449	1,322	(62)	928	2,637
Depreciation and amortization	10,062	10,278	10,664	10,358	41,362
Share-based compensation expense	2,820	2,284	2,084	2,270	9,458
Adjusted EBITDA	$36,969	$50,374	$53,941	$32,875	$174,159

Year over year growth, Total Net Sales	13.0%	1.5%	1.8%	7.6%	5.5%
Operating Income Margin	7.7%	7.3%	6.8%	3.1%	6.3%
Adjusted Operating Income Margin	5.6%	7.8%	8.4%	4.6%	6.7%
Adjusted EBITDA Margin	8.8%	10.7%	11.0%	7.8%	9.7%

	Fiscal Three Months Ended				Trailing Twelve Months
	May 1, 2016	July 31, 2016	October 30, 2016	January 29, 2017	January 29, 2017
Total Net Sales	$372,247	$462,353	$480,314	$391,703	$1,706,617

Operating Income, GAAP	10,594	43,535	39,391	9,886	103,406
Restructuring and impairment	1,149	778	815	2,264	5,006
Strategic development and acquisition related costs	579	819	590	357	2,345
(Gain) loss on sale of assets and asset recovery	(927)	(52)	62	—	(917)
Adjusted Operating Income	11,395	45,080	40,858	12,507	109,840

Other income and expense	827	(508)	(192)	309	436
Depreciation and amortization	10,765	10,595	9,815	10,315	41,490
Share-based compensation expense	2,468	2,661	3,181	3,042	11,352
Adjusted EBITDA	$25,455	$57,828	$53,662	$26,173	$163,118

Operating Income Margin	2.8%	9.4%	8.2%	2.5%	6.1%
Adjusted Operating Income Margin	3.1%	9.8%	8.5%	3.2%	6.4%
Adjusted EBITDA Margin	6.8%	12.5%	11.2%	6.7%	9.6%

NCI BUILDING SYSTEMS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

Engineered Building Systems

	Fiscal Three Months Ended				Trailing Twelve Months
	April 30, 2017	July 30, 2017	October 29, 2017	January 28, 2018	January 28, 2018
Total Sales	$162,624	$191,910	$188,183	$156,964	$699,681
External Sales	154,456	182,164	178,222	148,288	663,130

Operating Income, GAAP	6,894	14,948	13,043	8,263	43,148
Restructuring and impairment	186	941	695	1,136	2,958
Strategic development and acquisition related costs	—	—	—	173	173
Loss on sale of assets and asset recovery	137	—	—	—	137
Adjusted Operating Income	7,217	15,889	13,738	9,572	46,416

Other income and expense	(125)	1,291	(694)	733	1,205
Depreciation and amortization	2,285	2,255	2,198	2,077	8,815
Adjusted EBITDA	$9,377	$19,435	$15,242	$12,382	$56,436

Year over year growth, Total sales	17.8%	6.0%	(7.8)%	3.8%	3.7%
Year over year growth, External Sales	14.9%	3.8%	(9.3)%	2.3%	1.8%
Operating Income Margin	4.2%	7.8%	6.9%	5.3%	6.2%
Adjusted Operating Income Margin	4.4%	8.3%	7.3%	6.1%	6.6%
Adjusted EBITDA Margin	5.8%	10.1%	8.1%	7.9%	8.1%

	Fiscal Three Months Ended				Trailing Twelve Months
	May 1, 2016	July 31, 2016	October 30, 2016	January 29, 2017	January 29, 2017
Total Sales	$138,023	$181,029	$204,208	$151,263	$674,523
External Sales	134,454	175,471	196,596	145,021	651,542

Operating Income, GAAP	7,193	19,561	22,830	6,503	56,087
Restructuring and impairment	149	106	211	1,910	2,376
(Gain) loss on sale of assets and asset recovery	(927)	(52)	62	—	(917)
Adjusted Operating Income	6,415	19,615	23,103	8,413	57,546

Other income and expense	938	(931)	(362)	(41)	(396)
Depreciation and amortization	2,436	2,438	2,399	2,276	9,549
Adjusted EBITDA	$9,789	$21,122	$25,140	$10,648	$66,699

Operating Income Margin	5.2%	10.8%	11.2%	4.3%	8.3%
Adjusted Operating Income Margin	4.6%	10.8%	11.3%	5.6%	8.5%
Adjusted EBITDA Margin	7.1%	11.7%	12.3%	7.0%	9.9%

NCI BUILDING SYSTEMS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

Metal Components

	Fiscal Three Months Ended				Trailing Twelve Months
	April 30, 2017	July 30, 2017	October 29, 2017	January 28, 2018	January 28, 2018
Total Sales	$154,895	$166,305	$181,288	$146,832	$649,320
External Sales	133,290	140,639	155,183	127,528	556,640

Operating Income, GAAP	19,997	23,276	23,119	17,089	83,481
Restructuring and impairment	129	60	69	(1,403)	(1,145)
Gain on insurance recovery	(420)	(148)	—	—	(568)
Adjusted Operating Income	19,706	23,188	23,188	15,686	81,768

Other income and expense	52	55	84	53	244
Depreciation and amortization	1,302	1,266	1,422	1,576	5,566
Adjusted EBITDA	$21,060	$24,509	$24,694	$17,315	$87,578

Year over year growth, Total sales	18.9%	(0.1)%	8.9%	9.4%	8.7%
Year over year growth, External Sales	19.3%	0.1%	10.9%	10.4%	9.6%
Operating Income Margin	12.9%	14.0%	12.8%	11.6%	12.9%
Adjusted Operating Income Margin	12.7%	13.9%	12.8%	10.7%	12.6%
Adjusted EBITDA Margin	13.6%	14.7%	13.6%	11.8%	13.5%

	Fiscal Three Months Ended				Trailing Twelve Months
	May 1, 2016	July 31, 2016	October 30, 2016	January 29, 2017	January 29, 2017
Total Sales	$130,293	$166,512	$166,532	$134,173	$597,510
External Sales	111,748	140,560	139,968	115,557	507,833

Operating Income, GAAP	13,071	26,803	21,254	12,376	73,504
Restructuring and impairment	432	202	103	305	1,042
Adjusted Operating Income	13,503	27,005	21,357	12,681	74,546

Other income and expense	167	92	(27)	28	260
Depreciation and amortization	1,150	1,365	1,406	1,334	5,255
Adjusted EBITDA	$14,820	$28,462	$22,736	$14,043	$80,061

Operating Income Margin	10.0%	16.1%	12.8%	9.2%	12.3%
Adjusted Operating Income Margin	10.4%	16.2%	12.8%	9.5%	12.5%
Adjusted EBITDA Margin	11.4%	17.1%	13.7%	10.5%	13.4%

NCI BUILDING SYSTEMS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

Insulated Metal Panels

	Fiscal Three Months Ended				Trailing Twelve Months
	April 30, 2017	July 30, 2017	October 29, 2017	January 28, 2018	January 28, 2018
Total Sales	$102,937	$119,730	$123,542	$110,794	$457,003
External Sales	86,773	98,026	105,064	97,513	387,376

Operating Income, GAAP	19,377	11,468	14,895	7,071	52,811
Restructuring and impairment	—	8	683	1,284	1,975
Strategic development and acquisition related costs	—	—	90	300	390
Gain on insurance recovery	(9,181)	—	—	—	(9,181)
Unreimbursed business interruption costs	191	235	28	—	454
Adjusted Operating Income	10,387	11,711	15,696	8,655	46,449

Other income and expense	340	(211)	356	(273)	212
Depreciation and amortization	4,258	4,516	4,742	4,388	17,904
Adjusted EBITDA	$14,985	$16,016	$20,794	$12,770	$64,565

Year over year growth, Total sales	15.1%	13.3%	12.3%	16.4%	14.2%
Year over year growth, External Sales	8.6%	4.2%	13.4%	18.3%	11.0%
Operating Income Margin	18.8%	9.6%	12.1%	6.4%	11.6%
Adjusted Operating Income Margin	10.1%	9.8%	12.7%	7.8%	10.2%
Adjusted EBITDA Margin	14.6%	13.4%	16.8%	11.5%	14.1%

	Fiscal Three Months Ended				Trailing Twelve Months
	May 1, 2016	July 31, 2016	October 30, 2016	January 29, 2017	January 29, 2017
Total Sales	$89,433	$105,694	$110,001	$95,195	$400,323
External Sales	79,882	94,059	92,648	82,441	349,030

Operating Income, GAAP	2,782	8,911	7,513	2,192	21,398
Restructuring and impairment	176	59	404	—	639
Strategic development and acquisition related costs	28	9	—	—	37
Adjusted Operating Income	2,986	8,979	7,917	2,192	22,074

Other income and expense	(543)	32	270	35	(206)
Depreciation and amortization	4,683	4,357	3,926	4,392	17,358
Adjusted EBITDA	$7,126	$13,368	$12,113	$6,619	$39,226

Operating Income Margin	3.1%	8.4%	6.8%	2.3%	5.3%
Adjusted Operating Income Margin	3.3%	8.5%	7.2%	2.3%	5.5%
Adjusted EBITDA Margin	8.0%	12.6%	11.0%	7.0%	9.8%

NCI BUILDING SYSTEMS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

Metal Coil Coating

	Fiscal Three Months Ended				Trailing Twelve Months
	April 30, 2017	July 30, 2017	October 29, 2017	January 28, 2018	January 28, 2018
Total Sales	$86,729	$95,261	$98,550	$88,343	$368,883
External Sales	45,945	48,556	50,257	48,020	192,778

Operating Income, GAAP	6,227	7,107	1,419	5,376	20,129
Goodwill impairment	—	—	6,000	—	6,000
Adjusted Operating Income	6,227	7,107	7,419	5,376	26,129

Depreciation and amortization	2,009	2,063	2,065	2,058	8,195
Adjusted EBITDA	$8,236	$9,170	$9,484	$7,434	$34,324

Year over year growth, Total sales	8.6%	(1.5)%	2.7%	0.0%	2.2%
Year over year growth, External Sales	(0.5)%	(7.1)%	(1.7)%	(1.4)%	(2.7)%
Operating Income Margin	7.2%	7.5%	1.4%	6.1%	5.5%
Adjusted Operating Income Margin	7.2%	7.5%	7.5%	6.1%	7.1%
Adjusted EBITDA Margin	9.5%	9.6%	9.6%	8.4%	9.3%

	Fiscal Three Months Ended				Trailing Twelve Months
	May 1, 2016	July 31, 2016	October 30, 2016	January 29, 2017	January 29, 2017
Total Sales	$79,829	$96,684	$95,987	$88,340	$360,840
External Sales	46,163	52,263	51,102	48,684	198,212

Operating Income, GAAP	6,686	10,531	9,310	6,706	33,233
Restructuring and impairment	39	—	—	—	39
Adjusted Operating Income	6,725	10,531	9,310	6,706	33,272

Other income and expense	—	2	—	31	33
Depreciation and amortization	2,166	2,214	1,849	2,106	8,335
Adjusted EBITDA	$8,891	$12,747	$11,159	$8,843	$41,640

Operating Income Margin	8.4%	10.9%	9.7%	7.6%	9.2%
Adjusted Operating Income Margin	8.4%	10.9%	9.7%	7.6%	9.2%
Adjusted EBITDA Margin	11.1%	13.2%	11.6%	10.0%	11.5%

NCI BUILDING SYSTEMS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

Corporate

	Fiscal Three Months Ended				Trailing Twelve Months
	April 30, 2017	July 30, 2017	October 29, 2017	January 28, 2018	January 28, 2018
Operating Loss, GAAP	$(20,023)	$(22,702)	$(19,151)	$(24,901)	$(86,777)
Restructuring and impairment	—	—	262	77	339
Strategic development and acquisition related costs	124	1,297	103	254	1,778
Acceleration of CEO retirement benefits	—	—	—	4,600	4,600
Adjusted Operating Loss	(19,899)	(21,405)	(18,786)	(19,970)	(80,060)

Other income and expense	182	187	192	415	976
Depreciation and amortization	208	178	237	259	882
Share-based compensation expense	2,820	2,284	2,084	2,270	9,458
Adjusted EBITDA	$(16,689)	$(18,756)	$(16,273)	$(17,026)	$(68,744)

	Fiscal Three Months Ended				Trailing Twelve Months
	May 1, 2016	July 31, 2016	October 30, 2016	January 29, 2017	January 29, 2017
Operating Loss, GAAP	$(19,138)	$(22,271)	$(21,516)	$(17,891)	$(80,816)
Restructuring and impairment	353	411	97	49	910
Strategic development and acquisition related costs	551	810	590	357	2,308
Adjusted Operating Loss	(18,234)	(21,050)	(20,829)	(17,485)	(77,598)

Other income and expense	265	297	(73)	256	745
Depreciation and amortization	330	221	235	207	993
Share-based compensation expense	2,468	2,661	3,181	3,042	11,352
Adjusted EBITDA	$(15,171)	$(17,871)	$(17,486)	$(13,980)	$(64,508)